Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Teledyne, Inc. 401(k) Plan of our report dated April 13, 1999, except for Note 12 as to which the date is August 6, 1999, relating to the combined financial statements which appear in the Registration Statements on Form 10, as amended (No. 001-15297), of Water Pik Technologies, Inc. filed with the Securities and Exchange Commission.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of pertaining to the Teledyne, Inc. 401(k) Plan of our report dated June 11, 1999, with respect to the financial statements and supplemental schedules of the Teledyne, Inc. 401(k) Plan which appear in Allegheny Teledyne Incorporated's Annual Report on Form 10-K/A (Amendment No. 1) (File No. 1-12001) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Woodland Hills, California
February 7, 2000